UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

CLARENDON HOUSE,
2 CHURCH STREET
P.O. BOX HM 1022
HAMILTON HM DX, BERMUDA

(Address of principal executive offices)

(441) 295-5950

(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrant’s Certifying Accountants

KPMG LLP was previously the principal accountants for interWave Communications International, Limited (InterWAVE).  On March 25, 2004, that firm resigned.

The audit reports of KPMG LLP on the consolidated financial statements of InterWAVE as of June 30, 2003 and June 30, 2002, and for each of the years in the three-year period ended June 30, 2003, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except as follows:

KPMG LLP’s report on the consolidated financial statements of InterWAVE as of June 30, 2003 and June 30, 2002, and for each of the years in the three-year period ended June 30, 2003, contained a separate paragraph stating “the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles Assets,” as of July 1, 2002.”

The audit reports of KPMG LLP on the consolidated financial statements of InterWAVE as of June 30, 2002 and June 30, 2001, and for each of the years in the three-year period ended June 30, 2002, did not contain an adverse opinion or a disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles except as follows:

KPMG LLP’s report on the consolidated financial statements of InterWAVE as of June 30, 2002 and June 30, 2001, and for each of the years in the three year period ended June 30, 2002, contained a separate paragraph stating “the Company incurred recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1(b).  The consolidated financial statements and related financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with the audits of the consolidated financial statements as of and for the years ended June 30, 2003 and June 30, 2002, and the subsequent interim period through March 25, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to such disagreement in their report.

A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

The Audit Committee of the Company’s Board of Directors has begun the process of selecting new independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: March 31, 2004	By:	/s/ CAL R. HOAGLAND
Cal R. Hoagland
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16	Letter Regarding Change in Certifying Accountant